Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
of Xcorporeal, Inc. (a Development Stage Company)
Los Angeles, California

We hereby consent to the use in the information statement 14C - Amendment No. 1 of our report dated April 16, 2007 relating to the financial statements of Xcorporeal, Inc. (a Development Stage Company) appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006.

/s/ BDO Seidman, LLP

BDO Seidman, LLP Los Angeles, California

August 22, 2007